Exhibit 99.1

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company II, LLC

$1,851,000,000 Series A Transition Bonds

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the "Agreement"), dated as of December 16, 2005, between

CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer,

the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: January 29, 2016 through July 28, 2016

Payment Date: August 1, 2016

Today's Date: July 28, 2016

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the January 30, 2016 Collection Period	370,111.32
ii.	Remittances for the February 1 through 29, 2016 Collection Period	13,723,838.36
iii.	Remittances for the March 1 through 31, 2016 Collection Period	15,754,900.54
iv.	Remittances for the April 1 through 30, 2016 Collection Period	12,417,015.25
v.	Remittances for the May 1 through 31, 2016 Collection Period	13,523,532.03
vi.	Remittances for the June 1 through 30, 2016 Collection Period	15,741,109.47
vii.	Remittances for the July 1 through 28, 2016 Collection Period	16,773,895.19
viii.	Net Earnings on Collection Account		[1/1/16 through 6/30/16]
	General Subaccount	90,371.78
	Capital Subaccount	18,236.92
	Excess Funds Subaccount	63,887.63

ix.	General Subaccount Balance (sum of i through viii above)	88,476,898.49

x.	Excess Funds Subaccount Balance as of Prior Payment Date	33,711,979.50
xi.	Capital Subaccount Balance as of Prior Payment Date	9,255,000.00

xii.	Collection Account Balance (sum of ix through xi above)	131,443,877.99

2. Outstanding Amounts as of Prior Payment Date:
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	197,270,773.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	659,270,773.00

3. Required Funding/Payments as of Current Payment Date:
	Series A Principal	Projected Principal Balance	Semiannual Principal Due

i.	Tranche A-1	0.00	0.00
ii.	Tranche A-2	0.00	0.00
iii.	Tranche A-3	0.00	0.00
iv.	Tranche A-4	121,240,531.00	76,030,242.00
v.	Tranche A-5	462,000,000.00	0.00

vi.	For all Series A Transition Bonds	583,240,531.00	76,030,242.00

		Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due

vii.	Required Tranche A-1 Interest	4.840%	180	0.00
viii.	Required Tranche A-2 Interest	4.970%	180	0.00
ix.	Required Tranche A-3 Interest	5.090%	180	0.00
x.	Required Tranche A-4 Interest	5.170%	180	5,099,449.48
xi.	Required Tranche A-5 Interest	5.302%	180	12,247,620.00
	(1) On 30/360 Day basis.

		Required Level		Funding Required

xii.	Capital Subaccount	9,255,000.00		0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	2,500.00
ii.	Servicing Fee	462,750.00	(1)
iii.	Administration Fee and Independent Managers Fee	52,500.00	(2)
iv.	Operating Expenses	76,547.63	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)
	Series A	Aggregate		Per 1,000 of Original Principal Amount

	1. Tranche A-1 Interest Payment	0.00		0.00
	2. Tranche A-2 Interest Payment	0.00		0.00
	3. Tranche A-3 Interest Payment	0.00		0.00
	4. Tranche A-4 Interest Payment	5,099,449.48		9.83
	5. Tranche A-5 Interest Payment	12,247,620.00		26.51

vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date
	Series A	Aggregate		Per 1,000 of Original Principal Amount

	1. Tranche A-1 Principal Payment	0.00		0.00
	2. Tranche A-2 Principal Payment	0.00		0.00
	3. Tranche A-3 Principal Payment	0.00		0.00
	4. Tranche A-4 Principal Payment	0.00		0.00
	5. Tranche A-5 Principal Payment	0.00		0.00

	(C) Principal Scheduled to be Paid on Current Payment Date
	Series A	Aggregate		Per 1,000 of Original Principal Amount

	1. Tranche A-1 Principal Payment	0.00		0.00
	2. Tranche A-2 Principal Payment	0.00		0.00
	3. Tranche A-3 Principal Payment	0.00		0.00
	4. Tranche A-4 Principal Payment	76,030,242.00		146.49
	5. Tranche A-5 Principal Payment	0.00		0.00

vii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii.	Operating Expenses not Paid under Clause (iv) above	0.00
ix.	Funding of Capital Subaccount	0.00
x.	Net Earnings in Capital Subaccount Released to Issuer	0.00
xi.	Deposit to Excess Funds Subaccount	-5,494,710.62
xii.	Released to Issuer upon Series Retirement: Collection Account	0.00

xiii.	Aggregate Remittances as of Current Payment Date	88,476,898.49

	(1) Servicing fee: $1,851,000,000 x 0.05% x 180/360 = $462,750.00
	(2) Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $2,500.00

(3)  Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($2,243.70), printer ($1,335.00),

       independent public accountant ($47,891.11), rating agency ($10,000) and L/C issuing bank ($15,077.82)

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Excess Funds Subaccount (available for 4.i. through 4.ix.)	5,494,710.62
ii.	Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii.	Total Withdrawals	5,494,710.62

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	121,240,531.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	583,240,531.00

vii.	Excess Funds Subaccount Balance	28,217,268.88
viii.	Capital Subaccount Balance	9,273,236.92

ix.	Aggregate Collection Account Balance	37,490,505.80

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest
	Series A
	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00
	5. Tranche A-5 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series A
	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00
	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00
	5. Tranche A-5 Principal Payment	0.00

8. Shortfall in Required Subaccount Level as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Capital Subaccount	0.00

    IN WITNESS HEREOF, the undersigned has duly executed and delivered this

    Semiannual Servicer's Certificate this 28th day of July, 2016.

    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by: /s/ Robert B. McRae

    Robert B. McRae

    Assistant Treasurer